Subject to completion: PROSPECTUS SUPPLEMENT
                          (To Prospectus dated February 27, 2003)
                          Preliminary Prospectus Supplement dated March 22, 2006
Enhanced Appreciation Securities
UBS AG $__ NOTES LINKED TO A GLOBAL INDEX BASKET DUE ON OR ABOUT MARCH 31, 2008
Issuer (Booking Branch):    UBS AG (Jersey Branch)
Maturity Date:              We currently expect that the Notes will mature on or
                            about March 31, 2008.
Term:                       2 years
Coupon:                     We will not pay you interest during the term of the
                            Notes.
Index Basket:               The Index Basket (the "Basket") will be composed of
                            six indices (the "Basket Indices"). The Basket
                            Indices and their weightings in the Basket are as follows:

                                 BASKET INDICES                                                  WEIGHTS
                                 -----------------------------------------------------------------------
                                 S&P 500(R) Index ("S&P 500 Index") ...........................     40%
                                 Dow Jones EURO STOXX 50(R) Index ("EURO STOXX Index") ........     20%
                                 Nikkei(R) 225 Index ("Nikkei Index") .........................     20%
                                 FTSE(TM) 100 Index ("FTSE 100 Index") ........................     10%
                                 FTSE/Xinhua China 25 Index(TM) ("China 25 Index") ............      5%
                                 Swiss Market Index (SMI)(R) ("SMI Index") ....................      5%

Payment at
Maturity:                        You will receive a cash payment at maturity
                                 that is based on the Basket Return. If the Basket Return is positive, the Basket Return will be tripled, subject to a maximum gain on the Notes of between 22% and 24%, to be determined on or about March 24, 2006 (the
                                 "trade date"). Therefore, the maximum payment at maturity for each $10 principal amount of the Notes will be between $12.20 and $12.40.
                                 The Notes are fully exposed to any decline in the level of the Basket and a negative Basket
                                 Return will reduce your cash payment at
                                 maturity. For a description of how your
                                 payment at maturity will be calculated, see
                                 "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-39.

                            YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE
                            BASKET RETURN IS NEGATIVE.
Basket Return:              Basket Ending Level - Basket Starting Level
                            ----------------------------------------------------
                                        Basket Starting Level

Basket Starting Level:      100
Basket Ending Level:        The closing level of the Basket on or
                            about March 25, 2008 (the "final valuation date")
                            calculated as follows: 100 x (1 + (40% of the S&P
                            500 Index Return + 20% of the EURO STOXX Index
                            Return + 20% of the Nikkei Index Return + 10% of the
                            FTSE 100 Index Return + 5% of the China 25 Index
                            Return + 5% of the SMI Index Return)).
                            THE RETURN ON ANY BASKET INDEX MAY BE NEGATIVE, AND
                            AS A RESULT, YOU MAY LOSE SOME OR ALL OF YOUR
                            INVESTMENT.
No Listing:                 The Notes will not be listed or displayed on any
                            securities exchange, the Nasdaq National Market
                            System or any electronic communications network.

CUSIP Number:               __
SEE "RISK FACTORS" BEGINNING ON PAGE S-8 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.
The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ................    100%              2%               98%
Total ...................

UBS INVESTMENT BANK                     UBS FINANCIAL SERVICES INC.
Prospectus Supplement dated March o, 2006

Prospectus Supplement Summary


THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE ENHANCED APPRECIATION SECURITIES?

The Enhanced Appreciation Securities (the "Notes") are medium-term notes issued by UBS whose return is linked to the performance of an Index Basket (the "Basket"), which in turn is based on the performance of six indices (each a "Basket Index" and together, the "Basket Indices"). The Basket Indices and their relative weightings are set forth below:

               BASKET INDICES                                            WEIGHTS
               -----------------------------------------------------------------
               S&P 500(R) Index (the "S&P 500 Index")                       40%
               Dow Jones EURO STOXX 50(R) Index ("EURO STOXX Index")        20%
               Nikkei(R) 225 Index ("Nikkei Index")                         20%
               FTSE(TM) 100 Index ("FTSE 100 Index")                        10%
               FTSE/Xinhua China 25 Index(TM) ("China 25 Index")             5%
               Swiss Market Index (SMI)(R) ("SMI Index")                     5%

The relative weights of the Basket Indices will not change over the term of the Notes.

The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index is based on the aggregate market value of 500 companies as of a particular time. The S&P Index is reported by Bloomberg L.P. under the ticker symbol "SPX."

The EURO STOXX Index is a stock index maintained and distributed by STOXX Limited that is based on market capitalization and is designed to provide exposure to European large capitalization equity securities. The EURO STOXX Index is reported by Bloomberg L.P. under ticker symbol "SX5E."

The Nikkei Index is a price-weighted stock index calculated, published and disseminated by Nihon Keizar Shimbun, Inc. that measures the composite price performance of 225 Japanese stocks currently trading on the Tokyo Stock Exchange. The Nikkei Index is reported by Bloomberg L.P. under ticker symbol "NKY."

The FTSE 100 Index is a capitalization-weighted index of the 100 most highly capitalized companies traded on the London Stock Exchange. The index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is reported by Bloomberg L.P.
under the ticker symbol "UKX."

The China 25 Index is a real-time index calculated and published by FTSE Xinhua Index Limited, comprising 25 of the largest and most liquid Chinese stocks listed and trading on the Hong Kong Stock Exchange. The China 25 Index is reported by Bloomberg L.P. under the ticker symbol "FXTID."

The SMI Index contains approximately 90% of the entire free float market capitalization of the Swiss equity market and is made up of a maximum of 30 of its largest and most liquid large and mid-cap stocks. The SMI Index is reported by Bloomberg L.P. under the ticker symbol "SMI." For further information concerning the Basket Indices, see "The Indices" on page S-15.

You will receive a cash payment at maturity that is based on the Basket Return. If the Basket Return is positive, the Basket Return will be tripled, subject to a maximum gain on the Notes of between 22% and 24% (to be determined on the trade date). THEREFORE, THE MAXIMUM PAYMENT AT MATURITY FOR EACH $10 PRINCIPAL AMOUNT OF THE NOTES WILL BE BETWEEN $12.20 AND $12.40. THE NOTES ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE BASKET AT MATURITY AND A NEGATIVE BASKET RETURN WILL REDUCE YOUR CASH PAYMENT AT MATURITY. We will not pay you interest during the term of the Notes.

YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE BASKET RETURN IS NEGATIVE.

For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-39.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the potential to enhance equity returns by tripling a positive Basket Return up to a maximum gain on the Notes of between 22% and 24%.

> DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to the Basket Indices.

> MINIMUM INVESTMENT--Your minimum investment is 50,000 Notes at a principal amount of $10.00 per Note (a minimum purchase price of $500,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 50,000 Notes.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-8.

> YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--The Notes are fully exposed to any decline in the level of the Basket at maturity. You may lose some or all of your investment if the Basket Return is negative.

> MAXIMUM POTENTIAL RETURN AT MATURITY--You can only earn the maximum gain on the Notes of between 22% and 24% if you hold your Notes to maturity.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes, and you will not receive any dividend payments or other distributions on the securities included in the S&P 500 Index (the "S&P 500 Index Constituent Stocks"), the EURO STOXX Index (the "EURO STOXX Index Constituent Stocks"), the Nikkei Index (the "Nikkei Index Constituent Stocks"), the FTSE 100 Index (the "FTSE 100 Index Constituent Stocks"), the China 25 Index (the "China 25 Index Constituent Stocks") or the SMI Index (the "SMI Index Constituent Stocks," and together with the S&P 500 Index Constituent Stocks, the EURO STOXX Index Constituent Stocks, the Nikkei Index Constituent Stocks, the FTSE 100 Index Constituent Stocks and the China 25 Index Constituent Stocks, the "Basket Constituent Stocks").

> YOUR APPRECIATION POTENTIAL IS LIMITED--If the Basket Return is positive, the Basket Return will be tripled, subject to a maximum gain on the Notes of between 22% and 24%. Therefore, you will not benefit from any positive Basket Return in excess of __% (that is, one-third of the maximum gain on the Notes). As a result, the maximum payment at maturity for each $10 principal amount of the Notes will be between $12.20 and $12.40. The return on your investment in the Notes may not perform as well as a direct investment in the Basket Indices or the Basket Constituent Stocks.

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the

     Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> NO LISTING--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe that the Basket will appreciate over the term of the Notes and that such appreciation is unlikely to exceed between 22% and 24%, the maximum gain on the Notes at maturity.

>    You are willing to hold the Notes to maturity.

> You are willing to make an investment that is exposed to the full downside performance risk of the Basket.

>    You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

>    You seek current income from your investment.

> You do not seek an investment with exposure to the United States, Europe, Japan or China.

> You seek an investment that is exposed to the full upside performance of the Basket, or you are unwilling to make an investment that is exposed to the full downside performance risk of the Basket.

> You believe that the Basket is not likely to appreciate over the term of the Notes, or you believe that the Basket will appreciate over the term of the Notes and that such appreciation will be in an amount greater than between 22% and 24%, the maximum gain on the Notes at maturity.

>    You seek an investment for which there will be an active secondary market.

>    You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, your Notes should be treated as a pre-paid derivative contract with respect to the Basket. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you should generally recognize capital gain or loss upon the maturity of your Notes (or upon your sale, exchange or other disposition of your Notes prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Notes. Such gain or loss generally should be long-term capital gain or loss if you held your Notes for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Notes, see "Supplemental Tax Considerations - Supplemental U.S. Tax Considerations" on page S-47.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1: CALCULATE THE S&P 500 INDEX RETURN, THE EURO STOXX INDEX RETURN, THE NIKKEI INDEX RETURN, THE FTSE 100 INDEX RETURN, THE CHINA 25 INDEX RETURN AND THE SMI INDEX RETURN.

The "S&P 500 Index Return" is calculated based on the closing level of the S&P 500 Index on the trade date relative to the final valuation date and is calculated as follows:

S&P 500 Index Return = S&P 500 Index Ending Level - S&P 500 Index Starting Level
                       ---------------------------------------------------------
                                      S&P 500 Index Starting Level

where the S&P 500 Index Starting Level is __ and the S&P 500 Index Ending Level will be the closing level of the S&P 500 Index on the final valuation date.

The "EURO STOXX Index Return" is calculated based on the closing level of the EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

EURO STOXX Index Return = EURO STOXX Index Ending Level - EURO STOXX Index Starting Level
                          ---------------------------------------------------------------
                                       EURO STOXX Index Starting Level

where the EURO STOXX Index Starting Level is __ and the EURO STOXX Index Ending Level will be the closing level of the EURO STOXX Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

Nikkei Index Return = Nikkei Index Ending Level - Nikkei Index Starting Level
                      -------------------------------------------------------
                                    Nikkei Index Starting Level

where the Nikkei Index Starting Level is __ and the Nikkei Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

The "FTSE 100 Index Return" is calculated based on the closing level of the FTSE 100 Index on the trade date relative to the final valuation date and is calculated as follows:

FTSE 100 Index Return = FTSE 100 Index Ending Level - FTSE 100 Index Starting Level
-----------------------------------------------------------------------------------
                                       FTSE 100 Index Starting Level

where the FTSE 100 Index Starting Level is __ and the FTSE 100 Index Ending Level will be the closing level of the FTSE 100 Index on the final valuation date.

The "China 25 Index Return" is calculated based on the closing level of the China 25 Index on the trade date relative to the final valuation date and is calculated as follows:


China 25 Index Return = China 25 Index Ending Level - China 25 Index Starting Level
-----------------------------------------------------------------------------------
                                       China 25 Index Starting Level

where the China 25 Index Starting Level is __ and the China 25 Index Ending Level will be the closing level of the China 25 Index on the final valuation date.

The "SMI Index Return" is calculated based on the closing level of the SMI Index on the trade date relative to the final valuation date and is calculated as follows:

         SMI Index Return = SMI Index Ending Level - SMI Index Starting Level
                            -------------------------------------------------
                                       SMI Index Starting Level

where the SMI Index Starting Level is __ and the SMI Index Ending Level will be the closing level of the SMI Index on the final valuation date.

STEP 2: CALCULATE THE BASKET ENDING LEVEL.

The Basket Ending Level will be calculated as follows:

100 x (1 + (40% of the S&P 500 Index Return + 20% of the EURO STOXX Index Return + 20% of the Nikkei Index Return + 10% of the FTSE 100 Index Return + 5% of the China 25 Index Return + 5% of the SMI Index Return)).

STEP 3:  CALCULATE THE BASKET RETURN.

The Basket Return, which may be positive or negative, is the difference between the Basket Starting Level and the Basket Ending Level, expressed as a percentage of the Basket Starting Level on the trade date, calculated as follows:

                             Basket Ending Level - Basket Starting Level
             Basket Return = -------------------------------------------
                                       Basket Starting Level

         where the "Basket starting level" is 100.

STEP 4:  CALCULATE THE ADJUSTED BASKET RETURN.

The Adjusted Basket Return is based on the Basket Return, which may be positive or negative:

1)   If the Basket Return is positive:

          Adjusted Basket Return = (Basket Return x 3), subject to a maximum gain of between 22% and 24%.

2)   If the Basket Return is negative:

          Adjusted Basket Return = Basket Return

STEP 5:  CALCULATE THE CASH PAYMENT AT MATURITY.

The payment at maturity = principal amount of the Note + (principal amount of the Note x Adjusted Basket Return).

HOW DO THE NOTES PERFORM AT MATURITY?

HYPOTHETICAL EXAMPLES

ASSUMPTIONS:

Basket starting level:                            100
Principal amount of the Notes:                    $10.00
Maximum gain on the Notes:                        23%* (The actual maximum gain
                                                  on the Notes to be determined
                                                  on the trade date)
Maximum Payment at Maturity:                      $12.30

----------
* SINCE THE MAXIMUM GAIN ON THE NOTES IN THE EXAMPLES BELOW IS ASSUMED TO BE 23%, AN ORIGINAL INVESTOR IN THE NOTES WILL NOT PARTICIPATE IN AN BASKET RETURN OF MORE THAN APPROXIMATELY 7.67% AT MATURITY.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE BASKET ENDING LEVEL IS 4% ABOVE ITS STARTING LEVEL OF 100.
Since the Basket Return is 4%, you receive three times the Basket Return, up to the 23% maximum gain on the Notes.

Adjusted Basket Return = (Basket Return x 3) = (4% x 3) = 12%

Your total cash payment at maturity would therefore be $11.20 (a 12% total return on investment) which includes:

>    Principal amount                           $10.00

>    Principal amount x Adjusted Basket Return  $ 1.20     ($10.00 x 12%)
                                               -------
                          TOTAL:                $11.20
                                               =======

Example 2--On the final valuation date, the Basket ending level is 20% above its starting level of 100.
Since the Basket Return is 20%, you receive three times the Basket Return, up to the 23% maximum gain on the Notes.

Adjusted Basket Return = (Basket Return x 3) = (20% x 3) = 60%, up to the 23% maximum gain on the Notes = 23%

Your total cash payment at maturity would therefore be limited to $12.30 (a 23% total return on investment) which includes:
>    Principal amount                           $10.00
>    Principal amount x Adjusted Basket Return  $ 2.30     ($10.00 x 23%)
                                               -------
                          TOTAL:                $12.30     (this is the maximum
                                               =======     payment on the Notes)


EXAMPLE 3--ON THE FINAL VALUATION DATE, THE BASKET ENDING LEVEL IS 20% BELOW ITS STARTING LEVEL OF 100.
Since the Basket Return is -20% on the final valuation date, your investment is fully exposed to the decline of the Basket.

Adjusted Basket Return = Basket Return = -20%

Your total cash payment at maturity would therefore be $8.00 (a 20% loss) which includes:

>    Principal amount                           $10.00
>    Principal amount x Adjusted Basket Return  $-2.00     ($10.00 x -20%)
                                                ------
                         TOTAL:                 $ 8.00
                                                ======

HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

        ASSUMPTIONS:
        Basket:                                  Comprised of six global stock
                                                 indices
        Basket Starting Level:                   100
        Principal amount of the Notes:           $10.00
        Term:                                    2 years
        Maximum gain on the Notes:               23% (The actual maximum gain on
                                                 the Notes to be determined on
                                                 the trade date)
        Basket performance:                      100% to -100% for table
                                                 60% to -60% for graph

----------------------------------------  --------------------------------------
                BASKET PERFORMANCE                PERFORMANCE OF THE NOTES
----------------------------------------  --------------------------------------
                                                   NOTES
                   BASKET RETURN                  PAYMENT           TOTAL
                   AT MATURITY*                AT MATURITY*         RETURN*
----------------------------------------  -------------------------------------
                      100%                         $12.30             23%
                       80%                         $12.30             23%
                       60%                         $12.30             23%
                       40%                         $12.30             23%
                       20%                         $12.30             23%
                       15%                         $12.30             23%
                       10%                         $12.30             23%
----------------------------------------  --------------------------------------
                     7.67%                         $12.30             23%
----------------------------------------  --------------------------------------
                        6%                         $11.80             18%
                        4%                         $11.20             12%
                        3%                         $10.90              9%
                        2%                         $10.60              6%
----------------------------------------  --------------------------------------
                        0%                         $10.00              0%
----------------------------------------  --------------------------------------
                       -5%                          $9.50             -5%
                      -10%                          $9.00            -10%
                      -15%                          $8.50            -15%
                      -20%                          $8.00            -20%
                      -40%                          $6.00            -40%
                      -80%                          $2.00            -80%
----------------------------------------  --------------------------------------

----------------------------------------  --------------------------------------
                     -100%                          $0.00           -100%

*Values have been rounded for ease of analysis

[GRAPH]

--------------------------------------------------------------------------------
Risk Factors


The return on the Notes is linked to the performance of the Basket. Investing in the Notes is not equivalent to investing directly in the Basket. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE BASKET AND YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL.

The Notes differ from ordinary debt securities in that we will not pay you 100% of your principal amount at maturity if the Basket Return is negative. Your cash payment at maturity will be based on the Basket Return, which may be positive or negative. A negative Basket Return will reduce your cash payment at maturity below your principal. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE BASKET RETURN IS NEGATIVE.

See "What are the steps to calculate payment at maturity?"  on page S-4.

THE BASKET IS COMPOSED OF THE SIX BASKET INDICES; ANY POSITIVE RETURN IN ANY BASKET INDEX MAY BE OFFSET BY A NEGATIVE RETURN IN ANOTHER BASKET INDEX.

The Notes are linked to the performance of a Basket, 40% of which is composed of the S&P 500 Index, 20% of which is composed of the Euro Stoxx Index, 20% of which is linked to the Nikkei Index, 10% of which is composed of the FTSE 100 Index, 5% of which is composed of the China Index and 5% of which is composed of the SMI Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on or about March 24, 2006 relative to the final valuation date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative Basket Return. For example, a -10% S&P 500 Index Return, a -5% Euro Stoxx Index Return, a -10% FTSE 100 Index Return and a -5% China 25 Index Return would completely offset a 5% Nikkei Index Return, a 5% SMI Index Return and a 10% China 25 Index Return resulting in a Basket Return of -5% and a corresponding total return on the Notes of -5%.

YOUR MAXIMUM GAIN ON THE NOTES AT MATURITY IS BETWEEN 22% AND 24%; THE BASKET RETURN IS CAPPED AT __%, WHICH IS ONE-THIRD OF THE MAXIMUM GAIN ON THE NOTES.

Your payment at maturity is based on the Basket Return, which if positive will be tripled subject to the maximum gain on the Notes of between 22% and 24% (to be determined on the trade date). Since the maximum gain on the Notes is between 22% and 24%, you will not benefit from a positive Basket Return in excess of __% (which is equal to one-third of the maximum gain on the Notes).

OWNING THE NOTES IS NOT THE SAME AS OWNING THE BASKET CONSTITUENT STOCKS OR A SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF THE BASKET CONSTITUENT STOCKS.

The return on your Notes will not reflect the return you would realize if you actually owned the Basket Constituent Stocks or a security directly linked to the performance of the Basket Constituent Stocks and held such investment for a similar period because:

>    the maximum gain on the Notes at maturity is between 22% and 24%; and

RISK FACTORS
--------------------------------------------------------------------------------

> the return for each Basket Index is determined in part by reference to the prices of the Basket Constituent Stocks in such Basket Index without taking into consideration the value of dividends paid on the Basket Constituent Stocks in such Basket Index.


If the Basket Return exceeds __%, your return on the Notes at maturity will be less than the return on a direct investment in the Basket Constituent Stocks without taking into account taxes and other costs related to such a direct investment.

Even if the market price of the Basket Indices increase during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Notes declines.

CHANGES THAT AFFECT THE BASKET WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (the "S&P 500 Index Sponsor") with respect to the S&P Index, STOXX Limited (a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange) (the "EURO STOXX Index Sponsor") with respect to the EURO STOXX Index, Nihon Keizai Shimbun, Inc. (the "Nikkei Index Sponsor") with respect to the Nikkei Index, FTSE International Limited (the "FTSE 100 Index Sponsor") with respect to the FTSE 100 Index, FTSE Xinhua Index Limited (the "China 25 Index Sponsor") with respect to the China 25 Index and SWX Swiss Exchange (the "SMI Index Sponsor") with respect to the SMI Index (the S&P 500 Index Sponsor, the EURO STOXX Index Sponsor, the Nikkei Index Sponsor, the FTSE 100 Index Sponsor, the China 25 Index Sponsor and the SMI Index Sponsor are collectively referred to as the "Index Sponsors") concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur or if the Basket Ending Level is not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Basket Ending Level or fair market value of the Notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Basket on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of the Basket Indices (i.e., the frequency and magnitude of changes in the level of the Basket Indices);

>    the composition of each Basket Index and changes to its consituent stocks;

>    the market price of the Basket Constituent Stocks;

RISK FACTORS
--------------------------------------------------------------------------------

> the dividend rate paid on the Basket Constituent Stocks (while not paid to holders of the Notes, dividend payments on Basket Constituent Stocks may influence the market price of the Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Notes);

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;

>    interest rates in the market;

>    the time remaining to the maturity of the Notes;

>    the creditworthiness of UBS; and

> economic, financial, political, regulatory or judicial events that affect the market price of any of the Basket Constituent Stocks or that affect stock markets generally.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

THE BASKET RETURN FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE S&P 500 INDEX, THE EURO STOXX INDEX, THE NIKKEI INDEX, THE FTSE 100 INDEX, THE CHINA 25 INDEX OR THE SMI INDEX.

Although all of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the Notes. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Basket Return. See "Specific Terms of the Notes--Payment at Maturity" beginning on page S-39.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

The Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

RISK FACTORS
--------------------------------------------------------------------------------

Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain non-U.S. countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in "The Indices" beginning on page S-15) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-41 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation" on page S-44. The Index Sponsors are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Basket Indices and the Index Sponsors.

WE HAVE NO OBLIGATION TO DISCLOSE INFORMATION ABOUT THE BASKET INDICES OR THE BASKET CONSTITUENT STOCKS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT

We or any of our affiliates may currently or from time to time engage in business with one or more of the issuers of the Basket Constituent Stocks, including making loans to or equity investments in the issuers of the Basket Constituent Stocks or providing advisory services to the issuers of the Basket Constituent Stocks, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about one or more issuers of the Basket Constituent Stocks. If we or any of our affiliates do acquire non-public information about one or more issuers of the Basket Constituent Stocks, we are not obligated to disclose such non-public information to you. As an investor in the Notes, you should undertake such independent investigation of the Basket Indices and each issuer of the Basket Constituent Stocks as in your judgment is appropriate to make an informed decision with respect to an investment in the Notes.

RISK FACTORS
--------------------------------------------------------------------------------

HISTORICAL PERFORMANCE OF THE BASKET INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THEIR FUTURE PERFORMANCE DURING THE TERM OF THE NOTES

It is impossible to predict whether the levels of the Basket Indices will rise or fall and the amount of your payment on the Notes at maturity. The levels of the Basket Indices will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Basket Constituent Stocks.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN BASKET CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON BASKET CONSTITUENT STOCKS OR ONE OR MORE OF THE BASKET INDICES, MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-45, UBS or its affiliates may hedge their obligations under the Notes by purchasing Basket Constituent Stocks, futures or options on Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices, and they may adjust these hedges by, among other things, purchasing or selling Basket Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

UBS or its affiliates may also engage in trading in Basket Constituent Stocks and other investments relating to Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices or the Basket Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of any of the Basket Indices, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of the Notes. Moreover, UBS AG and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Basket Constituent Stocks and one or more of the Basket Indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with

RISK FACTORS
--------------------------------------------------------------------------------

purchasing or holding the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Notes.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-3, "Supplemental Tax Considerations" on page S-47, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE BASKET CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE BASKET CONSTITUENT STOCKS

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As a holder of the Notes, you will not have voting rights, rights to receive dividends or other distributions, or any other rights that holders of the Basket Constituent Stocks may have. Moreover, your payment at maturity will be in cash and you will have no right to receive delivery of any Basket Constituent Stocks.

THE CALCULATION AGENT CAN POSTPONE THE CALCULATION OF THE BASKET ENDING LEVEL FOR A PARTICULAR BASKET INDEX OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Basket Ending Level for the Basket may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Basket Ending Level for the Basket is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" beginning on page S-41.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISK FACTORS
--------------------------------------------------------------------------------

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-44. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Stocks or the Basket has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

--------------------------------------------------------------------------------
The Indices


THE S&P 500 INDEX

We have derived all information regarding the S&P 500(R) Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time (the "Index Constituent Stocks") compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of February 28, 2006, 425 companies or 86% of the Index by market capitalization traded on the New York Stock Exchange, 75 companies or 14% of the Index by market capitalization traded on The Nasdaq Stock Market, and zero companies or 0% of the Index by market capitalization traded on the American Stock Exchange. As of February 28, 2006, the Index represented approximately 72% of the market value of S&P's internal database of over 6,985 equities. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database of over 6,985 equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the Index with the number of companies currently included in each group indicated in parentheses:
Consumer Discretionary (89), Consumer Staples (39), Energy (29), Financials
(84), Health Care (58), Industrials (53), Information Technology (77), Materials
(31), Telecommunication Services (8) and Utilities (32). S&P may, from time to time, in its sole discretion, add companies to or delete companies from the Index to achieve the objectives stated above.

S&P calculates the Index by reference to the prices of the Index Constituent Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the Notes will not reflect the return you would realize if you actually owned the Index Constituent Stocks and received the dividends paid on such stocks.

COMPUTATION OF THE INDEX

S&P currently computes the Index as of a particular time as follows:

> the product of the market price per share and the number of then outstanding shares of each component stock, adjusted as described below, is determined as of that time (referred to as the "market value" of that stock);

>    the market values of all component stocks as of that time are aggregated;

> the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

> the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value ");

THE INDICES
--------------------------------------------------------------------------------

> the current aggregate market value of all component stocks is divided by the base value; and

>    the resulting quotient, expressed in decimals, is multiplied by ten.

Prior to March 2005, the market value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In September 2004, S&P announced that it would transition to using a "float-adjusted" number of shares to calculate the Index, meaning that, with respect to each component stock, only the number of shares of such stock available to investors, rather than all of the outstanding shares, would be used to determine the component stock's market value. The transition to float adjustment took place in two steps. The first step took place in March 2005, when S&P began calculating market value as the product of the market price per share and the average of the number of outstanding shares and the float-adjusted number of shares of a component stock. The second step took place in September 2005, when S&P began using only the float-adjusted number of shares to calculate market value.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

>    the issuance of stock dividends;

> the granting to shareholders of rights to purchase additional shares of stock;

>    the purchase of shares by employees pursuant to employee benefit plans;

>    consolidations and acquisitions;

> the granting to shareholders of rights to purchase other securities of the issuer;

>    the substitution by S&P of particular component stocks in the Index; or

>    other reasons.

In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                                New Market Value
               Old Base Value x ---------------- = New Base Value
                                Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or any successor index. While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. S&P does not guarantee the accuracy or the completeness of the Index or any data included in the Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the amount payable at maturity.

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE S&P 500(R) INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index on March 21, 2006 was 1297.23. The actual Index starting level will be the closing level of the Index on the trade date.

The graph below illustrates the performance of the Index from January 30, 1987 through March 21, 2006.

      1/30/1987        274.08
                        284.2
                        291.7
                       288.36
                        290.1
                          304
                       318.66
                        329.8
                       321.83
                       251.79
                        230.3
     12/31/1987        247.08
                       257.07
                       267.82
                       258.89
                       261.33
                       262.16
                        273.5
                       272.02
                       261.52
                       271.91
                       278.97
                        273.7
     12/30/1988        277.72
                       297.47
                       288.86
                       294.87
                       309.64
                       320.52
                       317.98
                       346.08
                       351.45
                       349.15
                       340.36
                       345.99
     12/29/1989         353.4
                       329.08
                       331.89
                       339.94
                        330.8
                       361.23
                       358.02
                       356.15
                       322.56
                       306.05
                          304
                       322.22
     12/31/1990        330.22
                       343.93
                       367.07
                       375.22
                       375.34
                       389.83
                       371.16
                       387.81
                       395.43
                       387.86
                       392.45
                       375.22
     12/31/1991        417.09
                       408.79
                        412.7
                       403.69
                       414.95
                       415.35
                       408.14
                       424.22
                       414.03
                        417.8
                       418.68
                       431.35
     12/31/1992        435.71
                       438.78
                       443.38
                       451.67
                       440.19
                       450.19
                       450.53
                       448.13
                       463.56
                       458.93
                       467.83
                       461.79
     12/31/1993        466.45
                       481.61
                       467.14
                       445.77
                       450.91
                       456.51
                       444.27
                       458.26
                        475.5
                       462.71
                       472.35
                       453.69
     12/30/1994        459.27
                       470.42
                       487.39
                       500.71
                       514.71
                        533.4
                       544.75
                       562.06
                       561.88
                       584.41
                        581.5
                       605.37
     12/29/1995        615.93
                       636.02
                       640.43
                        645.5
                       654.17
                       669.12
                       670.63
                       639.95
                       651.99
                       687.31
                       705.27
                       757.02
     12/31/1996        740.74
                       786.16
                       790.82
                       757.12
                       801.34
                       848.28
                       885.14
                       954.29
                       899.47
                       947.28
                       914.62
                        955.4
     12/31/1997        970.43
                       980.28
                      1049.34
                      1101.75
                      1111.75
                      1090.82
                      1133.84
                      1120.67
                       957.28
                      1017.01
                      1098.67
                      1163.63
     12/31/1998       1229.23
                      1279.64
                      1238.33
                      1286.37
                      1335.18
                      1301.84
                      1372.71
                      1328.72
                      1320.41
                      1282.71
                      1362.93
                      1388.91
     12/31/1999       1469.25
                      1394.46
                      1366.42
                      1498.58
                      1452.43
                       1420.6
                       1454.6
                      1430.83
                      1517.68
                      1436.51
                       1429.4
                      1314.95
     12/29/2000       1320.28
                      1366.01
                      1239.94
                      1160.33
                      1249.46
                      1255.82
                      1224.42
                      1211.23
                      1133.58
                      1040.94
                      1059.78
                      1139.45
     12/31/2001       1148.08
                       1130.2
                      1106.73
                      1147.39
                      1076.92
                      1067.14
                       989.82
                       911.62
                       916.07
                       815.28
                       885.76
                       936.31
     12/31/2002        879.82
                        855.7
                       841.15
                       848.18
                       916.92
                       963.59
                        974.5
                       990.31
                      1008.01
                       995.97
                      1050.71
                       1058.2
     12/31/2003       1111.92
                      1131.13
                      1144.94
                      1126.21
                       1107.3
                      1120.68
                      1140.84
                      1101.72
                      1104.24
                      1114.58
                       1130.2
                      1173.82
     12/31/2004       1211.92
                      1181.27
                       1203.6
                      1180.59
                      1156.85
                       1191.5
                      1191.33
                      1234.18
                      1220.33
                      1228.81
                      1207.01
     12/31/2005       1249.48
                      1248.29
                      1280.08
                      1280.66
3/o/06                1297.23


Source: Bloomberg L.P.

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Notes. The Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the Index to track general stock market performance. S&P's only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to UBS or the Notes. S&P has no obligation to take the needs of UBS or the owners of the Notes into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

THE INDICES
--------------------------------------------------------------------------------

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Notes.

THE DOW JONES EURO STOXX 50(R) INDEX

We have derived all information regarding the Dow Jones EURO STOXX 50(R) Index (the "EURO STOXX Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the "EURO STOXX Index Sponsor"). The EURO STOXX Index Sponsor owns the copyright and all other rights to the EURO STOXX Index. The EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The EURO STOXX Index universe is defined as all components of the 18 Dow Jones EURO STOXX Supersector indices. The Dow Jones EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 17 European countries. The EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones
STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the EURO STOXX Index Sponsor's Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the EURO STOXX Index ranked between 41 and 60 are added as EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the EURO STOXX Index contains 50 stocks. The EURO STOXX Index composition is reviewed annually in September and is subject to change.

THE INDICES
--------------------------------------------------------------------------------

The EURO STOXX Index is weighted by free-float market capitalization. Each component's weight is capped at 10% of the EURO STOXX Index's total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the EURO STOXX Index Constituent Stocks.

The EURO STOXX Index is denominated in Euros. The EURO STOXX Index Return will be calculated based on the closing levels of the EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol "SX5E."

STOCKS INCLUDED IN THE EURO STOXX INDEX

According to publicly available information as of March 21, 2006, securities comprising the EURO STOXX Index (the "EURO STOXX Index Constituent Stocks") consist of the companies listed below. The weighting of each of the EURO
STOXX Index Constituent Stocks within the EURO STOXX Index is also provided. All data listed below is as of March 21, 2006.

NAME                                        COUNTRY                 SECTOR                        % WEIGHT
-------                                   -----------              ---------                     -----------
Total SA                                 France                   Energy                             6.23%
Banco Santander Central Hispano SA       Spain                    Financial                          3.84%
Sanofi-Aventis                           France                   Consumer, Non-cyclical             3.84%
Nokia OYJ                                Finland                  Communications                     3.58%
BNP Paribas                              France                   Financial                          3.41%
E.ON AG                                  Germany                  Utilities                          3.30%
ING Groep NV                             Netherlands              Financial                          3.29%
UniCredito Italiano SpA                  Italy                    Financial                          3.27%
Siemens AG                               Germany                  Industrial                         3.24%
ENI SpA                                  Italy                    Energy                             2.96%
Banco Bilbao Vizcaya Argentaria SA       Spain                    Financial                          2.93%
Telefonica SA                            Spain                    Communications                     2.93%
Allianz AG                               Germany                  Financial                          2.82%
Societe Generale                         France                   Financial                          2.59%
ABN AMRO Holding NV                      Netherlands              Financial                          2.49%
Deutsche Bank AG                         Germany                  Financial                          2.48%
AXA SA                                   France                   Financial                          2.35%
DaimlerChrysler AG                       Germany                  Consumer, Cyclical                 2.21%
Suez SA                                  France                   Utilities                          2.08%
Fortis                                   Belgium                  Financial                          1.93%
SAP AG                                   Germany                  Technology                         1.91%
Deutsche Telekom AG                      Germany                  Communications                     1.89%
Assicurazioni Generali SpA               Italy                    Financial                          1.82%
RWE AG                                   Germany                  Utilities                          1.71%
Unilever NV                              Netherlands              Consumer, Non-cyclical             1.67%
BASF AG                                  Germany                  Basic Materials                    1.66%
France Telecom SA                        France                   Communications                     1.66%
Vivendi Universal SA                     France                   Communications                     1.65%
Koninklijke Philips Electronics NV       Netherlands              Industrial                         1.63%
Enel SpA                                 Italy                    Utilities                          1.50%
Telecom Italia SpA                       Italy                    Communications                     1.38%
Endesa SA                                Spain                    Utilities                          1.35%
Carrefour SA                             France                   Consumer, Non-cyclical             1.34%
Groupe Danone                            France                   Consumer, Non-cyclical             1.23%
Bayer AG                                 Germany                  Basic Materials                    1.22%
Muenchener Rueckversicherungs AG         Germany                  Financial                          1.21%
Repsol YPF SA                            Spain                    Energy                             1.19%

THE INDICES
--------------------------------------------------------------------------------

NAME                                        COUNTRY                 SECTOR                        % WEIGHT
-------                                   -----------              ---------                     -----------

AEGON NV                                 NETHERLANDS              FINANCIAL                          1.12%
Credit Agricole SA                       France                   Financial                          1.11%
L'Oreal SA                               France                   Consumer, Non-cyclical             1.11%
Iberdrola SA                             Spain                    Utilities                          1.09%
LVMH Moet Hennessy
  Louis Vuitton SA                       France                   Diversified                        1.06%
Cie de Saint-Gobain                      France                   Industrial                         1.02%
Air Liquide                              France                   Basic Materials                    0.95%
Alcatel SA                               France                   Communications                     0.89%
Sanpaolo IMI SpA                         Italy                    Financial                          0.86%
Renault SA                               France                   Consumer, Cyclical                 0.85%
Allied Irish Banks Plc                   Ireland                  Financial                          0.83%
Lafarge SA                               France                   Industrial                         0.77%
Koninklijke Ahold NV                     Netherlands              Consumer, Non-cyclical             0.57%

HISTORICAL CLOSING LEVELS OF THE EURO STOXX INDEX

Since its inception, the EURO STOXX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the EURO STOXX Index during any period shown below is not an indication that the value of the EURO STOXX Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the EURO STOXX Index do not give an indication of the future performance of the EURO STOXX Index. UBS cannot make any assurance that the future performance of the EURO STOXX Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the EURO STOXX Index as of March 21, 2006 was 3848.17.

The graph below illustrates the performance of the EURO STOXX Index from January 30, 1987 through March 21, 2006.


           1987        859.08
                       840.97
                       869.44
                       881.46
                       866.41
                        905.3
                       955.83
                       951.06
                       930.71
                       730.75
                       658.03
                       648.13
                       635.95
                       708.88
                       701.56
                       710.55
                       711.12
                       760.54
                       780.03
                       761.63
                       809.03
                       837.84
                       828.32
                       861.36
           1989        880.79
                       852.86
                       883.82
                       901.71
                       923.42
                       953.51
                       997.91
                       1038.1
                      1032.57
                       970.43
                      1023.52
                      1098.49
                      1069.92
                      1048.91
                      1115.39
                      1087.94
                      1116.83
                      1120.33
                      1116.48
                       962.15
                       845.96
                       889.57
                       872.81
                       858.72
           1991        871.77
                       959.23
                       982.08
                      1002.08
                      1045.52
                      1003.15
                      1000.94
                      1016.62
                         1007
                      1003.13
                       985.85
                         1000
                      1045.71
                      1082.35
                      1060.78
                      1085.06
                      1105.18
                      1056.93
                       988.96
                       951.68
                       968.58
                       980.05
                      1012.37
                      1033.51
           1993       1043.55
                      1128.36
                      1140.82
                      1114.25
                      1113.68
                      1157.58
                      1236.14
                      1321.88
                      1285.92
                      1359.41
                      1326.28
                      1433.34
                      1456.88
                      1396.06
                      1365.74
                      1427.37
                      1358.74
                       1284.6
                       1373.6
                      1397.12
                      1302.53
                      1327.67
                      1323.35
                      1320.59
           1995       1296.71
                      1312.78
                      1300.13
                      1346.68
                      1377.67
                      1362.52
                      1435.52
                      1432.86
                       1419.6
                      1407.17
                       1455.1
                      1506.82
                      1611.05
                      1595.64
                      1612.24
                      1671.13
                      1673.76
                       1665.9
                      1590.93
                      1601.43
                      1694.51
                      1700.54
                      1817.95
                      1850.32
           1997       2005.36
                      2077.22
                      2137.28
                      2164.68
                      2220.86
                      2398.41
                      2674.83
                      2407.58
                      2581.36
                      2331.25
                      2423.74
                      2531.99
                      2676.03
                      2878.04
                      3153.32
                      3120.94
                      3357.77
                      3406.82
                      3480.63
                      2978.12
                      2670.97
                      2887.11
                      3179.09
                      3342.32
           1999       3547.15
                      3484.24
                      3559.86
                      3757.87
                      3629.46
                      3788.66
                      3638.62
                      3769.14
                      3669.71
                      3922.91
                      4314.38
                      4904.46
                      4684.48
                      5182.62
                      5249.55
                      5303.95
                      5200.89
                      5145.35
                       5122.8
                      5175.12
                      4915.18
                      5057.46
                      4790.08
                      4772.39
           2001        4779.9
                      4318.88
                         4185
                      4525.01
                      4426.24
                      4243.91
                      4091.38
                      3743.97
                      3296.66
                      3478.63
                      3658.27
                      3806.13
                      3670.26
                      3624.74
                      3784.05
                      3574.23
                      3425.79
                      3133.39
                      2685.79
                      2709.29
                      2204.39
                      2518.99
                      2656.85
                      2386.41
           2003       2248.17
                      2140.73
                      2036.86
                      2324.23
                      2330.06
                      2419.51
                      2519.79
                      2556.71
                      2395.87
                      2575.04
                      2630.47
                      2760.66
                      2839.13
                      2893.18
                      2787.49
                      2787.48
                      2736.83
                      2811.08
                      2720.05
                      2670.79
                       2726.3
                      2811.72
                      2876.39
                      2951.24
                      2984.59
                      3058.32
                      3055.73
                       2930.1
                       3076.7
                      3181.54
                      3326.51
                      3263.78
                      3428.51
                      3320.15
                      3447.07
           2005       3578.93
                      3691.41
                      3774.51
      3/21/2006       3848.17


SOURCE: BLOOMBERG L.P.

THE INDICES
--------------------------------------------------------------------------------

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX Index in connection with the issuance of certain securities, including the Notes.

"Dow Jones EURO STOXX 50(R)" is a service mark of the EURO STOXX Index Sponsor. The EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the EURO STOXX Index and its service marks for use in connection with the Notes.

The EURO STOXX Index Sponsor does NOT:

>    Sponsor, endorse, sell or promote the Notes.

> Recommend that any person invest in the Notes or any other financial products.

> Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.

> Have any responsibility or liability for the administration, management or marketing of the Notes.

> Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the EURO STOXX Index or have any obligation to do so.

The EURO STOXX Index Sponsor will not have any liability in connection with the Notes. Specifically, the EURO STOXX Index Sponsor does not make any warranty, express or implied, and the EURO STOXX Index Sponsor disclaims any warranty about:

> the results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the EURO STOXX Index and the data included in the EURO STOXX Index;

>    the accuracy or completeness of the EURO STOXX Index or its data;

> the merchantability and the fitness for a particular purpose or use of the EURO STOXX Index or its data;

> the EURO STOXX Index Sponsor will have no liability for any errors, omissions or interruptions in the EURO STOXX Index or its data; and

> under no circumstances will the EURO STOXX Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

THE NIKKEI(R) 225 INDEX

All information in this prospectus supplement regarding the Nikkei(R) 225 Index (the "Nikkei Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Nikkei Index Sponsor"). The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

THE INDICES
--------------------------------------------------------------------------------

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All Nikkei Index Constituent Stocks trade on the TSE in Japanese yen. All 225 Nikkei Index Constituent Stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The Nikkei Index is a modified, price-weighted index. Each stock's weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each Index Constituent Stock in the Nikkei Index (each such stock, a "Nikkei Index Constituent Stock") by the corresponding weighting factor for that Nikkei Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was 24.14 as of March 20, 2006 and is subject to periodic adjustments as described below. The weighting factor for each Nikkei Index Constituent Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Nikkei Index Constituent Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index Constituent Stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Index Constituent Stocks, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the Nikkei Index Constituent Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Nikkei Index Constituent Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Nikkei Index Constituent Stocks may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index Constituent Stocks except when a Nikkei Index Constituent Stock is deleted in accordance with the following criteria.

Any Nikkei Index Constituent Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index Constituent Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Nikkei Index Constituent Stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the Nikkei Index Constituent Stock to the Second Section of the TSE. In addition, Nikkei Index Constituent Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a Nikkei Index Constituent Stock from the Nikkei Index Constituent Stocks,

THE INDICES
--------------------------------------------------------------------------------

the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted Index Constituent Stock. Until such replacement, the Nikkei Index will be calculated with the Nikkei Index Constituent Stocks less the deleted Index Constituent Stock.

A list of the issuers of the Nikkei Index Constituent Stocks is available from the NKS Economic Electronic Databank System and from the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on Nikkei Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE NIKKEI INDEX

Since its inception, the Nikkei Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nikkei Index during any period shown below is not an indication that the value of the Nikkei Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the Nikkei Index do not give any indication of the future performance of the Nikkei Index. UBS cannot make any assurance that the future performance of the Nikkei Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Nikkei Index as of March 20, 2006 was 16624.8.

THE INDICES
--------------------------------------------------------------------------------

The following graph sets forth the historical performance of the Nikkei Index from January 30, 1987 through March 20, 2006.


Date            Px Last
           1987       20048.3
                      20421.7
                      21566.7
                      23274.8
                      24772.4
                      24176.4
                      24488.1
                      26029.2
                      26010.9
                        22765
                      22686.8
                        21564
           1988       23622.3
                      25242.8
                      26260.3
                      27434.1
                      27416.7
                      27769.4
                      27911.6
                      27365.9
                      27923.7
                      27982.5
                      29578.9
                        30159
           1989       31581.3
                      31985.6
                      32838.7
                      33713.4
                      34266.8
                      32948.7
                      34953.9
                      34431.2
                      35636.8
                      35549.4
                      37268.8
                      38915.9
           1990       37188.9
                        34592
                      29980.4
                      29584.8
                      33130.8
                      31940.2
                      31035.7
                      25978.4
                      20983.5
                      25194.1
                      22454.6
                      23848.7
           1991       23293.1
                      26409.2
                        26292
                      26111.2
                      25789.6
                        23291
                      24120.8
                      22335.9
                      23916.4
                      25222.3
                      22687.3
                      22983.8
           1992       22023.1
                      21338.8
                      19345.9
                      17390.7
                      18347.8
                      15951.7
                      15910.3
                      18061.1
                      17399.1
                      16767.4
                      17683.7
                      16924.9
           1993       17023.8
                      16953.3
                      18591.4
                      20919.2
                      20552.3
                        19590
                      20380.1
                      21026.6
                      20105.7
                        19703
                      16406.5
                      17417.2
           1994       20229.1
                      19997.2
                      19111.9
                      19725.2
                      20973.6
                      20643.9
                      20449.4
                      20628.5
                      19563.8
                      19989.6
                      19075.6
                      19723.1
           1995       18649.8
                      17053.4
                        16140
                      16806.8
                      15436.8
                      14517.4
                      16677.5
                      18117.2
                      17913.1
                      17654.6
                      18744.4
                      19868.2
           1996       20812.7
                      20125.4
                      21406.8
                      22041.3
                      21956.2
                      22530.8
                      20692.8
                      20166.9
                      21556.4
                      20466.9
                      21020.4
                      19361.3
           1997         18330
                        18557
                      18003.4
                      19151.1
                      20068.8
                        20605
                      20331.4
                      18229.4
                      17887.7
                      16458.9
                      16636.3
                      15258.7
           1998       16628.5
                      16831.7
                      16527.2
                      15641.3
                      15670.8
                      15830.3
                        16379
                      14107.9
                      13406.4
                      13564.5
                      14883.7
                      13842.2
           1999       14499.2
                      14367.5
                      15836.6
                      16701.5
                      16111.7
                      17529.7
                      17861.9
                      17436.6
                      17605.5
                      17942.1
                      18558.2
                      18934.3
           2000       19539.7
                      19959.5
                      20337.3
                      17973.7
                      16332.5
                      17411.1
                      15727.5
                      16861.3
                      15747.3
                      14539.6
                      14648.5
                      13785.7
           2001       13843.5
                      12883.5
                      12999.7
                      13934.3
                      13262.1
                        12969
                      11860.8
                      10713.5
                      9774.68
                      10366.3
                      10697.4
                      10542.6
           2002        9997.8
                      10587.8
                      11024.9
                      11492.5
                      11763.7
                      10621.8
                      9877.94
                       9619.3
                      9383.29
                      8640.48
                      9215.56
                      8578.95
           2003       8339.94
                      8363.04
                      7972.71
                      7831.42
                      8424.51
                      9083.11
                      9563.21
                      10343.5
                        10219
                      10559.6
                      10100.6
                      10676.6
           2004       10783.6
                      11041.9
                      11715.4
                      11761.8
                      11236.4
                      11858.9
                      11325.8
                      11081.8
                      10823.6
                      10771.4
                      10899.2
                      11488.8
                      11387.6
                      11740.6
                        11669
                      11008.9
                      11276.6
                        11584
                      11899.6
                      12413.6
                      13574.3
                      13606.5
                      14872.2
           2005       16111.4
                      16649.8
                      16205.4
      3/20/2006       16624.8


SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the Notes. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the Nikkei Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Notes.

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

THE INDICES
--------------------------------------------------------------------------------

"Nikkei(R)" is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the Notes.

THE FTSE(TM) 100 INDEX

We have derived all information regarding the FTSE(TM) 100 Index (the "FTSE 100 Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, FTSE International Limited ("FTSE" also, the "FTSE 100 Index Sponsor"). The FTSE 100 Index Sponsor has copyright and all other rights to the FTSE 100 Index. The FTSE 100 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the FTSE 100 Index. We do not assume any responsibility for the accuracy or completeness of such information.

The FTSE 100 Index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is a capitalization-weighted index and consists of the 100 most highly capitalized companies traded on the London Stock Exchange (the "Exchange"). To qualify, companies must have a full listing on the Exchange with a Sterling or Euro denominated price on SETS, subject to eligibility screens. The FTSE Europe/Middle East/Africa Regional ("EMEA") Committee meets quarterly, on the Wednesday after the first Friday in March, June, September and December, to review the constituents of the FTSE 100 Index. A constant number of constituents are maintained for the FTSE 100 Index. For the purposes of computing the FTSE 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes are made quarterly after the close of business on the third Friday of March, June, September and December. However, if a corporate action is applied to a FTSE 100 Index constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action, and if accumulated changes in the number of shares in issue add up to 10% or more, or when an accumulated share change represents US$2 billion of a company's total market capitalization, such changes are implemented between quarters. A minimum of 4 days notice is given to users of the FTSE 100 Index. WM/Reuters Spot Rates are used to convert the market capitalization into U.S. dollars. The US$2 billion threshold may be adjusted annually in December by the FTSE Equity Indices Committee, and such adjustment would be applied for the first time at the next review in March of the following year.

The FTSE 100 Index is calculated in real-time and published every 15 seconds during the FTSE 100 Index opening hours, using real time prices. The FTSE 100 Index Return is calculated based on the closing levels of the FTSE 100 Index, as reported by Bloomberg L.P. under ticker symbol "UKX."

STOCKS INCLUDED IN THE FTSE 100 INDEX

According to publicly available information on March 21, 2006, securities comprising the FTSE 100 Index (the "FTSE 100 Index Constituent Stocks") consist of the companies listed below. The weighting of each of the FTSE 100 Index Constituent Stocks within the FTSE 100 Index is also provided. All data listed below is as of March 21, 2006.

THE INDICES
--------------------------------------------------------------------------------

NAME                                                  SECTOR                                     % WEIGHT
-----------                                           --------                                 ------------
BP PLC                                                Energy                                         9.03%
HSBC Holdings PLC                                     Financial                                      7.50%
GlaxoSmithKline PLC                                   Consumer, Non-cyclical                         6.03%
Vodafone Group PLC                                    Communications                                 5.31%
Royal Dutch Shell PLC                                 Energy                                         4.59%
Royal Bank of Scotland Group PLC                      Financial                                      3.92%
Royal Dutch Shell PLC                                 Energy                                         3.37%
AstraZeneca PLC                                       Consumer, Non-cyclical                         3.08%
Barclays PLC                                          Financial                                      2.94%
HBOS PLC                                              Financial                                      2.55%
Lloyds TSB Group PLC                                  Financial                                      2.10%
Anglo American PLC                                    Basic Materials                                2.05%
Rio Tinto PLC                                         Basic Materials                                1.94%
Diageo PLC                                            Consumer, Non-cyclical                         1.77%
Tesco PLC                                             Consumer, Non-cyclical                         1.76%
BG Group PLC                                          Energy                                         1.71%
BHP Billiton PLC                                      Basic Materials                                1.60%
British American Tobacco PLC                          Consumer, Non-cyclical                         1.53%
Standard Chartered PLC                                Financial                                      1.36%
Aviva PLC                                             Financial                                      1.34%
BT Group PLC                                          Communications                                 1.30%
Prudential PLC                                        Financial                                      1.21%
Unilever PLC                                          Consumer, Non-cyclical                         1.15%
National Grid PLC                                     Utilities                                      1.09%
Reckitt Benckiser PLC                                 Consumer, Non-cyclical                         1.01%
BAE Systems PLC                                       Industrial                                     0.91%
SABMiller PLC                                         Consumer, Non-cyclical                         0.85%
Imperial Tobacco Group PLC                            Consumer, Non-cyclical                         0.84%
Cadbury Schweppes PLC                                 Consumer, Non-cyclical                         0.81%
Scottish Power PLC                                    Utilities                                      0.74%
Centrica PLC                                          Utilities                                      0.73%
Old Mutual PLC                                        Financial                                      0.72%
Scottish & Southern Energy PLC                        Utilities                                      0.66%
GUS PLC                                               Consumer, Cyclical                             0.64%
Legal & General Group PLC                             Financial                                      0.63%
Marks & Spencer Group PLC                             Consumer, Cyclical                             0.63%
BAA PLC                                               Industrial                                     0.61%
Wolseley PLC                                          Consumer, Cyclical                             0.58%
Land Securities Group PLC                             Financial                                      0.58%
WPP Group PLC                                         Communications                                 0.58%
Xstrata PLC                                           Basic Materials                                0.56%
Rolls-Royce Group PLC                                 Industrial                                     0.55%
BOC Group PLC                                         Basic Materials                                0.53%
British Sky Broadcasting PLC                          Communications                                 0.50%
Man Group Plc                                         Financial                                      0.48%
Reed Elsevier PLC                                     Communications                                 0.47%
Carnival PLC                                          Consumer, Cyclical                             0.43%
Pearson PLC                                           Communications                                 0.42%
Ladbrokes PLC                                         Consumer, Cyclical                             0.41%
United Utilities PLC                                  Utilities                                      0.41%

THE INDICES
--------------------------------------------------------------------------------

NAME                                                  SECTOR                                     % WEIGHT
-----------                                           --------                                 ------------
British Land Co PLC                                   Financial                                      0.41%
Kingfisher PLC                                        Consumer, Cyclical                             0.39%
Hanson PLC                                            Industrial                                     0.38%
Smiths Group PLC                                      Industrial                                     0.38%
WM Morrison Supermarkets PLC                          Consumer, Non-cyclical                         0.38%
Gallaher Group PLC                                    Consumer, Non-cyclical                         0.37%
Reuters Group PLC                                     Communications                                 0.36%
3i Group PLC                                          Financial                                      0.35%
Alliance & Leicester PLC                              Financial                                      0.34%
Smith & Nephew PLC                                    Consumer, Non-cyclical                         0.34%
Scottish & Newcastle PLC                              Consumer, Non-cyclical                         0.33%
Compass Group PLC                                     Consumer, Cyclical                             0.33%
Northern Rock PLC                                     Financial                                      0.33%
ITV PLC                                               Communications                                 0.33%
Amvescap PLC                                          Financial                                      0.31%
Friends Provident PLC                                 Financial                                      0.31%
Shire PLC                                             Consumer, Non-cyclical                         0.30%
Next PLC                                              Consumer, Cyclical                             0.29%
J Sainsbury PLC                                       Consumer, Non-cyclical                         0.28%
Corus Group PLC                                       Basic Materials                                0.28%
Imperial Chemical Industries PLC                      Basic Materials                                0.28%
Royal & Sun Alliance Insurance Group                  Financial                                      0.28%
British Airways PLC                                   Consumer, Cyclical                             0.28%
Persimmon PLC                                         Consumer, Cyclical                             0.28%
International Power PLC                               Utilities                                      0.27%
Severn Trent PLC                                      Utilities                                      0.27%
Intercontinental Hotels Group PLC                     Consumer, Cyclical                             0.27%
Liberty International PLC                             Financial                                      0.26%
Yell Group PLC                                        Communications                                 0.26%
British Energy Group PLC                              Utilities                                      0.24%
Boots Group PLC                                       Consumer, Cyclical                             0.24%
Sage Group PLC                                        Technology                                     0.24%
DSG International PLC                                 Consumer, Cyclical                             0.23%
Associated British Foods PLC                          Consumer, Non-cyclical                         0.23%
Cairn Energy Plc                                      Energy                                         0.23%
Hammerson Plc                                         Financial                                      0.23%
Johnson Matthey PLC                                   Basic Materials                                0.21%
Capita Group PLC                                      Consumer, Non-cyclical                         0.21%
Rexam PLC                                             Industrial                                     0.21%
Brambles Industries PLC                               Consumer, Non-cyclical                         0.21%
Enterprise Inns Plc                                   Consumer, Cyclical                             0.20%
Kelda Group Plc                                       Utilities                                      0.20%
Tate & Lyle PLC                                       Consumer, Non-cyclical                         0.20%
Rentokil Initial PLC                                  Consumer, Non-cyclical                         0.19%
Cable & Wireless PLC                                  Communications                                 0.18%
Alliance Unichem PLC                                  Consumer, Non-cyclical                         0.17%
Schroders PLC                                         Financial                                      0.14%
Daily Mail & General Trust                            Communications                                 0.13%
Kazakhmys PLC                                         Basic Materials                                0.12%
Antofagasta PLC                                       Basic Materials                                0.11%
PartyGaming PLC                                       Consumer, Cyclical                             0.10%
Schroders PLC                                         Financial                                      0.06%

THE INDICES
--------------------------------------------------------------------------------

THE LONDON STOCK EXCHANGE

The London Stock Exchange (the "Exchange"), one of the world's leading stock exchanges, organizes, operates and regulates key aspects of the United Kingdom's capital market. All securities listed in the FTSE 100 Index must be listed on the Exchange. The Exchange is subject to the law of the United Kingdom, which stipulates the concept of self-regulation and compliance with international standards. The Exchange has two primary markets - the Main Market and AIM. More than 300 firms worldwide trade as members of the Exchange.

HISTORICAL CLOSING LEVELS OF THE FTSE 100 INDEX

Since its inception, the FTSE 100 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the FTSE 100 Index during any period shown below is not an indication that the value of the FTSE 100 Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the FTSE 100 Index do not give any indication of the future performance of the FTSE 100 Index. UBS cannot make any assurance that the future performance of the FTSE 100 Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the FTSE 100 Index as of March 21, 2006 was 5991.3.

The following graph sets forth the historical performance of the FTSE 100 Index from January 30, 1987, through March 21, 2006.


           1987        1808.3
                       1979.2
                       1997.5
                       2050.5
                         2203
                       2284.1
                       2360.9
                       2249.7
                         2366
                       1749.8
                       1579.9
                       1712.7
                       1790.8
                       1768.8
                       1742.5
                       1802.2
                       1784.4
                       1857.6
                       1853.6
                       1753.6
                       1826.5
                       1852.4
                       1792.4
                       1793.4
           1989        2052.1
                       2002.4
                         2075
                       2118.3
                       2114.4
                         2151
                         2297
                       2387.9
                       2299.3
                       2142.6
                       2276.8
                       2422.7
                       2337.3
                       2255.4
                       2247.9
                       2103.4
                       2345.2
                       2374.7
                       2326.2
                       2162.8
                       1990.3
                       2050.3
                       2149.3
                       2143.4
           1991        2170.1
                       2380.8
                       2456.6
                       2486.3
                       2499.5
                       2414.7
                       2588.7
                       2645.7
                       2621.7
                         2566
                       2420.2
                       2493.1
                       2571.2
                       2562.1
                       2440.1
                       2654.1
                       2707.6
                       2521.2
                       2399.6
                       2312.6
                         2553
                       2658.3
                       2778.8
                       2846.5
           1993        2807.2
                         2868
                       2878.7
                       2813.1
                       2840.7
                         2900
                       2926.5
                         3100
                       3037.5
                         3171
                       3166.9
                       3418.4
                       3491.8
                       3328.1
                       3086.4
                       3125.3
                       2970.5
                       2919.2
                       3082.6
                       3251.3
                       3026.3
                       3097.4
                       3081.4
                       3065.5
           1995        2991.6
                       3009.3
                       3137.9
                       3216.7
                       3319.4
                       3314.6
                       3463.3
                       3477.8
                       3508.2
                       3529.1
                       3664.3
                       3689.3
                       3759.3
                       3727.6
                       3699.7
                       3817.9
                       3747.8
                         3711
                       3703.2
                       3867.6
                       3953.7
                       3979.1
                         4058
                       4118.5
           1997        4275.8
                       4308.3
                       4312.9
                         4436
                       4621.3
                       4604.6
                       4907.5
                       4817.5
                       5244.2
                       4842.3
                       4831.8
                       5135.5
                       5458.5
                       5767.3
                       5932.2
                       5928.3
                       5870.7
                       5832.5
                         5837
                       5249.4
                       5064.4
                       5438.4
                       5743.9
                       5882.6
           1999          5896
                       6175.1
                       6295.3
                       6552.2
                       6226.2
                       6318.5
                       6231.9
                       6246.4
                       6029.8
                       6255.7
                       6597.2
                       6930.2
                       6268.5
                       6232.6
                       6540.2
                       6327.4
                       6359.3
                       6312.7
                       6365.3
                       6672.7
                       6294.2
                       6438.4
                       6142.2
                       6222.5
           2001        6297.5
                       5917.9
                       5633.7
                       5966.9
                       5796.1
                       5642.5
                       5529.1
                         5345
                       4903.4
                       5039.7
                       5203.6
                       5217.4
                       5164.8
                         5101
                       5271.8
                       5165.6
                       5085.1
                       4656.4
                       4246.2
                       4227.3
                       3721.8
                       4039.7
                       4169.4
                       3940.4
           2003        3567.4
                       3655.6
                       3613.3
                         3926
                       4048.1
                       4031.2
                         4157
                       4161.1
                       4091.3
                       4287.6
                       4342.6
                       4476.9
                       4390.7
                       4492.2
                       4385.7
                       4489.7
                       4430.7
                       4464.1
                       4413.1
                       4459.3
                       4570.8
                       4624.2
                       4703.2
                       4814.3
                       4852.3
                       4968.5
                       4894.4
                       4801.7
                         4964
                       5113.2
                       5282.3
                       5296.9
                       5477.7
                       5317.3
           2005        5423.2
                       5618.8
                       5760.3
                       5791.5
      3/21/2006        5991.3


LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with FTSE, which allows us and our affiliates, in exchange for a fee, to use the FTSE 100 Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with FTSE; the only relationship between FTSE and us is the licensing of the use of the FTSE 100 Index and trademarks relating to the FTSE 100 Index. All rights to the FTSE 100 Index are owned by FTSE, the publisher of the FTSE 100 Index.

THE INDICES
--------------------------------------------------------------------------------

The Notes are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited ("FTSE") or by the London Stock Exchange Plc (the "Exchange") or by The Financial Times Limited ("FT") and neither FTSE nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSETM 100 Index (the "Index") and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by FTSE. However, neither FTSE nor Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE nor Exchange nor FT shall be under any obligation to advise any person of any error therein. "FTSE(TM)", "FTSE(R)", "FT-SE(R)", and "Footsie(R)" are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited ("FTSE") under license. "All-World", "All-Share" and "All-Small" are trade marks of FTSE International Limited.

THE FTSE/XINHUA CHINA 25 INDEX(TM)

All information in this prospectus supplement regarding the FTSE/Xinhua China 25 Index(TM) (the "China 25 Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Xinhua Index Limited or any of its affiliates (the "China 25 Index Sponsor"). The China 25 Index Sponsor owns the copyright and all other rights to the China 25 Index. The China 25 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the China 25 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the China 25 Index is not an indication of future performance. Future performance of the China 25 Index may differ significantly from historical performance, either positively or negatively.

The China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors. The China 25 Index is a real-time index consisting of 25 of the largest and most liquid Chinese stocks (each, a "China 25 Index Constituent Stock") listed and trading on the Hong Kong Stock Exchange (HKSE). The shares comprised by the China 25 Index are classified as "H Shares" or "Red Chip Shares." H Shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. H Shares are quoted and traded in Hong Kong dollars (HKD). Like other securities trading on the HKSE, there are no restrictions on who can trade H Shares. Red Chip Shares are securities of Hong Kong incorporated companies that trade on the HKSE. These securities are quoted and traded in HKD. Red Chip Shares are shares of companies that are substantially owned directly or indirectly by the Chinese Government and have a majority of their business interests in mainland China. The China 25 Index is published every 15 seconds between 10:00 a.m. and 4:15 p.m., Hong Kong time, using last trade prices. End of day data is as of 4:30 p.m. The China 25 Index is not calculated on Hong Kong public holidays.

The China 25 Index is calculated using the free float index calculation methodology of FTSE Group. The index is calculated using the following formula:

                                       pnensnfncn
                                Sum of ----------
                                            d

where p is the latest trade price of the component security n, e is the exchange rate required to convert the security's home currency into the index's base currency, s is the number of shares of the security in issue, f is the portion of free floating shares, adjusted in accordance with the policies of the China 25 Index Sponsor, c is the capping factor published by the China 25 Index Sponsor at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index. The China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.

THE INDICES
--------------------------------------------------------------------------------

Under this methodology, the China 25 Index Sponsor excludes from free floating shares trade investments in a China 25 Index constituent company by another China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a China 25 Index Constituent Stock is applied in bands, as follows:

Free float less than or equal to 15%         Ineligible for inclusion in the
                                             China 25 Index, unless free float
                                             is also greater than 5% and the
                                             full capitalization is greater than
                                             US$2.5 billion (or local currency
                                             equivalent), in which case actual
                                             free float is used.

Free float greater than 15% but less than or equal to 20%            20%

Free float greater than 20% but less than or equal to 30%            30%

Free float greater than 30% but less than or equal to 40%            40%

Free float greater than 40% but less than or equal to 50%            50%

Free float greater than 50% but less than or equal to 75%            75%

Free float greater than 75%                                         100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a China 25 Index Constituent Stock's free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage points threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

As of December 2005, the China 25 Index adopted a brand new classification system, the Industry Classification Benchmark ("ICB"). The ICB replaced the FTSE Global Classification System formerly used by the China 25 Index and covers over 45,000 securities worldwide. The new structure is a merger of FTSE Group and Dow Jones Indexes' industry classification systems, creating a single, definitive structure for the market. The primary purpose of the ICB is to provide a service to investors and other interested persons by grouping companies according to homogenous subsectors in such a way that general industrial and economic themes may be common to all companies in the sector. The sectors themselves are aggregated into supersectors, which are aggregated into industries.

The China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock's free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

THE INDICES
--------------------------------------------------------------------------------

PRICE. The China 25 Index Sponsor must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. The China 25 Index Sponsor may exclude a security from the China 25 Index if it considers that an "accurate and reliable" price is not available. The China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

LIQUIDITY. Securities in the China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by the China 25 Index Sponsor will not be eligible for inclusion in the China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

NEW ISSUES. New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The China 25 Index, like other indices of the China 25 Index Sponsor, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the China 25 Index.

According to publicly available information as of March 22, 2006, the China 25 Index Constituent Stocks consisted of stocks of the companies below. The weight of each of the China 25 Index Constituent Stocks within the China 25 Index is also provided. All data is as of March 22, 2006.

NAME                                               CHINA/HK             % WEIGHT
----                                               --------             --------
China Mobile (Red Chip) ........................     HK                   9.45%
Petrochina (H) .................................     CHN                  8.86%
CNOOC (Red Chip) ...............................     HK                   7.45%
China Petroleum & Chemical (H) .................     CHN                  6.81%
China Construction Bank (H) ....................     CHN                  6.66%
China Life Insurance (H) .......................     CHN                  4.68%
China Shenhua Energy (H) .......................     CHN                  4.64%
Ping An Insurance (H) ..........................     CHN                  4.53%
China Merchant Holdings (Red Chip) .............     HK                   4.14%
Bank of Communications (H) .....................     CHN                  4.12%
CITIC Pacific (Red Chip) .......................     HK                   3.86%
BOC Hong Kong (Holdings) (Red Chip) ............     HK                   3.83%
China Unicom (Red Chip) ........................     HK                   3.51%
China Telecom (H) ..............................     CHN                  3.50%
China Resources Enterprise (Red Chip) ..........     HK                   3.21%
China Netcom (Red Chip) ........................     HK                   3.06%
Aluminum Corp of China (H) .....................     CHN                  2.93%
Cosco Pacific (Red Chip) .......................     HK                   2.87%
Huaneng Power International (H) ................     CHN                  2.64%
Yanzhou Coal Mining (H) ........................     CHN                  2.13%
Sinopec Shanghai Petrochemical (H) .............     CHN                  1.85%
Zhejiang Expressway (H) ........................     CHN                  1.48%
PICC Property & Casualty (H) ...................     CHN                  1.42%
Beijing Datang Power Gen (H) ...................     CHN                  1.35%
Jiangsu Expressway (H) .........................     CHN                  1.03%

THE INDICES
--------------------------------------------------------------------------------

THE STOCK EXCHANGE OF HONG KONG LTD.

Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System, which was introduced in November 1983. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 9:30 a.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 3:00 a.m. or 4:00 a.m., New York City time. Therefore, the closing level of the China 25 Index will generally be available in the United States by the opening of business on that business day.

The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required;
(5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the China 25 Index may be limited by suspension of trading of individual stocks which comprise the China 25 Index which may, in turn, adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE CHINA 25 INDEX

All historical data presented in the following graph on the China 25 Index are not necessarily indicative of the future performance of the China 25 Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the China 25 Index during any period set forth below is not any indication that the China 25 Index is more or less likely to decline at any time during the term

THE INDICES
--------------------------------------------------------------------------------

of the Notes. UBS cannot make any assurance that the future performance of the China 25 Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the China 25 Index as of March 21, 2006 was 10970.2.

The following graph sets forth the historical performance of the China 25 Index from April 30, 2001 through March 21, 2006.


           2001       4877.51
                      5470.38
                      5962.93
                      5916.72
                      5273.92
                       4507.2
                      4205.25
                      4487.68
                      4634.62
           2002       4596.84
                      4556.58
                      4660.83
                      4822.18
                      4922.55
                      5027.92
                      4934.55
                       4723.4
                      4602.79
                      4329.55
                      4284.63
                      4408.58
           2003       4317.23
                      4601.71
                      4554.19
                      4437.62
                      4403.46
                      4860.58
                      5169.87
                      5672.64
                      6124.15
                      6089.77
                       7177.3
                      7282.98
           2004       8324.97
                      8260.51
                      8795.51
                      8207.84
                      7029.97
                       7450.7
                       7414.4
                      7442.02
                      7481.39
                      7916.39
                      7727.28
                      8409.06
           2005       8294.66
                      8155.44
                      8767.79
                      8254.83
                      8226.15
                      8105.44
                      8496.46
                      9117.31
                       9072.7
                      9404.92
                      8391.56
                      8927.68
                      9203.65
                      10490.1
                      10914.4
      3/21/2006       10970.2


SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the China 25 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the China 25 Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the China 25 Index Sponsor; the only relationship between the China 25 Index Sponsor and us is the licensing of the use of the China 25 Index and trademarks relating to the China 25 Index.

The Notes are not in any way sponsored, endorsed, sold or promoted by the China 25 Index Sponsor, FTSE International Limited ("FTSE") or Xinhua Financial Network Limited ("Xinhua") or by the London Stock Exchange PLC (the "Exchange") or by The Financial Times Limited ("FT") and neither the China 25 Index Sponsor, FTSE, Xinhua nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the China 25 Index and/or the figure at which the China 25 Index stands at any particular time on any particular day or otherwise. The China 25 Index is compiled and calculated by or on behalf of the China 25 Index Sponsor. However, neither the China 25 Index Sponsor or FTSE or Xinhua or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the China 25 Index and neither the China 25 Index Sponsor, FTSE, Xinhua or Exchange or FT shall be under any obligation to advise any person of any error therein.

"FTSE(TM)" is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. "[CHINESE CHARACTERS]" is a trade mark of FTSE International Limited. "Xinhua" and "[CHINESE CHARACTERS]" are service marks and trade marks of Xinhua Financial Network Limited. All marks are licensed for use by FTSE/Xinhua Index Limited.

THE INDICES
--------------------------------------------------------------------------------

THE SWISS MARKET INDEX

We have derived all information regarding the Swiss Market Index (SMI)(R) (the "SMI Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, SWX Swiss Exchange (the "SMI Index Sponsor"). The SMI Index Sponsor owns the copyright and all other rights to the SMI Index. The SMI Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the SMI Index. We do not assume any responsibility for the accuracy or completeness of such information.

The SMI Index contains approximately 90% of the entire free float market capitalization of the Swiss equity market and is made up of a maximum of 30 of the largest and most liquid stocks from the SPI Large- and Mid- Cap segment (as described below). The SMI Index is primarily available as a non-dividend-corrected index (price index), but is also published under the designation SMIC(R) (SMI(R) cum dividend) as a performance index. Your Notes will be linked to the SMI Index not the SMIC(R) index.

The basic universe for admission to the SMI Index is the Swiss Performance Index ("SPI"). In order to be admitted and remain in the SPI universe a given security must meet a minimum free float rate of 20%. If a stock falls below this limit and does not reach or exceed it again within three months, it is excluded. Stocks, which are not admitted to the SPI universe on free float grounds, are admitted if the minimum free float rate of 20% has been met continuously over a period of three months.

To be admitted to the SMI Index, the market value of the security must amount to a minimum of 0.45% of the overall SPI capitalization as of June 30 of a given year. The determination of the rankings of a maximum of 30 securities from the stock universe is calculated through a combination of market capitalization and the percentage sales at the market value of each individual security. For a security to be admitted to the SMI Index it must have occupied rank 30 or above over four quarters and must occupy rank 25 or above as of June 30.

The SMI was introduced on June 30, 1988 at a baseline value of 1500 points. Its composition is examined once a year. Calculation takes place in real-time: as soon as a new transaction occurs in a security contained in the SMI Index, an updated index level is calculated and displayed.

The SMI Index Return will be calculated based on the closing levels of the SMI Index, as reported by Bloomberg L.P. under ticker symbol "SMI."

STOCKS INCLUDED IN THE SMI INDEX

According to publicly available information as of March 21, 2006, securities comprising the SMI Index (the "SMI Index Constituent Stocks") consist of the Companies listed below. The weighting of each of the SMI Index Constituent Stocks within the SMI Index is also provided. All data listed below is as of March 21, 2006.

COMPANY                                               SECTOR                                      WEIGHT
-----------                                           --------                                   ---------
Novartis AG                                           Consumer, Non-cyclical                       18.43%
Nestle SA                                             Consumer, Non-cyclical                       15.96%
UBS AG                                                Financial                                    14.45%
Roche Holding AG                                      Consumer, Non-cyclical                       14.44%
Credit Suisse Group                                   Financial                                     8.25%
Zurich Financial Services AG                          Financial                                     4.62%
ABB Ltd                                               Industrial                                    3.35%
Compagnie Financiere Richemont AG                     Consumer, Cyclical                            3.32%
Swiss Reinsurance                                     Financial                                     3.03%
Holcim Ltd                                            Industrial                                    1.91%
Syngenta AG                                           Basic Materials                               1.81%
Julius Baer Holding AG                                Financial                                     1.07%

THE INDICES
--------------------------------------------------------------------------------

COMPANY                                               SECTOR                                      WEIGHT
-----------                                           --------                                   ---------
Adecco SA                                             Consumer, Non-cyclical                        0.98%
Swiss Life Holding                                    Financial                                     0.92%
Swisscom AG                                           Communications                                0.90%
Synthes Inc                                           Consumer, Non-cyclical                        0.83%
Nobel Biocare Holding AG                              Consumer, Non-cyclical                        0.78%
Swatch Group AG                                       Consumer, Cyclical                            0.76%
SGS SA                                                Consumer, Non-cyclical                        0.76%
Givaudan                                              Basic Materials                               0.66%
Ciba Specialty Chemicals AG                           Basic Materials                               0.54%
Baloise Holding AG                                    Financial                                     0.52%
Serono SA                                             Consumer, Non-cyclical                        0.49%
Clariant AG                                           Basic Materials                               0.47%
Lonza Group AG                                        Basic Materials                               0.34%
Swatch Group AG                                       Consumer, Cyclical                            0.26%
Kudelski SA                                           Communications                                0.15%

SWX SWISS EXCHANGE

The SWX Swiss Exchange is a central link in the value chain of the Swiss financial marketplace. It organizes, operates and regulates key aspects of Switzerland's capital market. The SWX Swiss Stock Exchange is subject to Swiss law (the Federal Act on Stock Exchanges and Securities Trading, SESTA), which stipulates the concept of self-regulation and compliance with international standards. The SWX Swiss Exchange is supervised by the Swiss Federal Banking Commission ("SFBC").

The SWX Swiss Exchange trading subdivisions encompass: Shares, domestic bonds, international bonds (formerly referred to as Eurobonds), derivatives (warrants, structured financial products), exchange-traded funds and Investment funds.

The SWX Swiss Exchange is denominated in Swiss francs. The shares traded on SWX are mainly held in the Swiss-based accounts of domestic and international investors.

In the event of extraordinary situations, such as the large price fluctuations, decisions or information which are to be published shortly and which could have a significant influence on the market price (price-sensitive information), or other situations likely to hamper fair and orderly trading, the SWX Swiss Exchange may take all the measures which it deems necessary to maintain fair and orderly trading as far as possible. In addition, the SWX Swiss Exchange may engage in trading interventions which it considers necessary, in particular by delaying the opening of trading in a security, interrupting or suspending continuous trading in a security, or delisting a security. The SWX Swiss Exchange informs participants if any measures are taken.

HISTORICAL CLOSING LEVELS OF THE SMI INDEX

Since its inception, the SMI Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the SMI Index during any period shown below is not an indication that the value of the SMI Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the SMI Index do not give any indication of the future performance of the SMI Index. UBS cannot make any assurance that the future performance of the SMI Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the SMI Index as of March 21, 2006 was 8056.64.

THE INDICES
--------------------------------------------------------------------------------

The following graph sets forth the historical performance of the SMI Index from July 29, 1988 through March 21, 2006.

           1988          1512
                       1479.1
                       1543.4
                       1590.8
                         1428
                       1435.4
                       1490.5
                       1450.1
                       1527.7
                       1576.9
                       1519.8
                       1638.9
                       1795.4
                       1880.1
                       1796.8
                       1695.5
                       1779.1
           1990        1778.1
                       1715.9
                       1692.3
                       1642.8
                       1561.6
                       1779.8
                       1808.3
                       1762.2
                       1530.6
                         1351
                       1417.9
                       1385.1
                       1383.1
                       1434.3
                       1578.7
                       1649.4
                       1659.5
                       1742.8
                       1664.3
                         1727
                       1736.6
                       1664.7
                       1683.9
                       1622.6
           1992        1670.1
                       1753.5
                       1840.6
                       1837.2
                       1880.1
                       1920.6
                       1854.8
                       1798.1
                       1751.6
                       1877.2
                       1911.1
                       1931.2
                         2107
                       2091.1
                       2099.4
                       2190.3
                       2129.7
                       2270.7
                       2376.7
                       2400.9
                       2490.2
                       2473.1
                       2723.2
                       2738.5
           1994        2957.6
                       3178.4
                       2888.2
                       2794.8
                       2736.3
                       2722.9
                       2608.8
                       2579.5
                       2645.6
                       2534.4
                       2506.5
                       2594.9
                       2628.8
                       2536.9
                       2600.4
                       2508.9
                       2597.2
                       2786.4
                       2825.3
                       2826.8
                       2908.8
                       3014.8
                       3108.2
                       3251.6
           1996        3297.7
                       3248.7
                       3354.8
                       3646.5
                         3651
                       3556.1
                       3732.9
                       3494.4
                       3646.3
                       3736.4
                       3725.3
                       3902.5
                       3942.2
                       4272.2
                       4487.6
                       4659.2
                       4897.6
                       5041.6
                       5620.6
                       5898.2
                       5217.9
                       5673.6
                       5467.2
                       5775.9
           1998        6265.5
                       6582.6
                       7153.1
                       7585.5
                       7401.4
                       7656.1
                         7882
                       8239.5
                       6679.4
                       5760.4
                       6550.6
                       7083.1
                       7160.7
                       7201.2
                       7063.8
                       7130.2
                       7335.5
                       6911.6
                       6908.9
                       6887.4
                       7008.8
                       6907.4
                       7160.3
                       7399.7
           2000        7570.1
                       6894.7
                       6910.1
                       7428.1
                       7406.2
                         7754
                       7761.6
                       8023.2
                       8219.9
                       7713.3
                       7977.5
                       7981.9
                       8135.4
                       8057.4
                       7701.8
                       7167.8
                       7327.2
                       7487.6
                       7240.2
                       6847.3
                       6582.4
                       6014.2
                         6081
                         6237
           2002        6417.8
                       6237.3
                       6352.8
                       6655.2
                       6557.6
                       6574.8
                       5979.7
                       5196.7
                       5230.5
                         4783
                       4949.1
                       5117.5
                       4630.8
                       4422.5
                       4148.2
                       4085.6
                       4542.7
                       4630.8
                       4813.7
                       5079.1
                       5124.2
                       5043.5
                       5211.4
                       5317.5
           2004        5487.8
                       5736.4
                       5798.4
                       5618.6
                       5774.4
                       5627.1
                       5619.1
                       5547.2
                       5421.7
                       5465.3
                       5363.4
                       5444.2
                       5693.2
                       5771.4
                       5931.3
                       5929.7
                      5870.79
                       6127.2
                      6253.08
                      6600.88
                      6517.21
                      6898.88
                      7036.65
                      7407.52
                      7583.93
                      7810.88
                      7892.63
      3/21/2006       8056.64


LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the SMI Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the SMI Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the SMI Index Sponsor; the only relationship between the SMI Index Sponsor and us is the licensing of the use of the SMI Index and trademarks relating to the SMI Index.

SMI Index Sponsor is under no obligation to continue the calculation and dissemination of the SMI Index. The Notes are not sponsored, endorsed, sold or promoted by the SMI Index. No inference should be drawn from the information contained in this prospectus supplement that the SMI Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the SMI Index to track general stock market performance.

The SMI Index Sponsor determines, composes and calculates the SMI Index without regard to the Notes. The SMI Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the SMI Index. The SMI Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The SMI Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The SMI Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the SMI Index or the manner in which the SMI Index is applied in determining any initial SMI Index Starting Level or SMI Index Ending Level or any amount payable upon maturity of the Notes.

THE INDICES
--------------------------------------------------------------------------------

THESE SECURITIES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE SWX SWISS EXCHANGE AND THE SWX SWISS EXCHANGE MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE SMI INDEX (THE "INDEX") AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. THE INDEX IS COMPILED AND CALCULATED SOLELY BY THE SWX SWISS EXCHANGE. HOWEVER, THE SWX SWISS EXCHANGE SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE SWX SWISS EXCHANGE SHALL NOT BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

SMI(R) is a registered trademark of the SWX Swiss Exchange.

--------------------------------------------------------------------------------

Valuation of the Notes

AT MATURITY. Your cash payment at maturity is based on the Basket Return. If the Basket Return is positive, the Basket Return will be tripled, subject to a maximum gain on the Notes of between 22% and 24% (to be determined on the trade date). Therefore, the maximum payment at maturity for each $10.00 principal amount of the Notes will be between $12.20 and $12.40. The Notes are fully exposed to any decline in the level of the Basket and a negative Basket Return will reduce your cash payment at maturity below your principal amount. You may lose some or all of your investment if the Basket level declines. For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-39.

PRIOR TO MATURITY. You should understand that the market value of the Notes prior to maturity will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the Basket on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the volatility of the Basket Stocks, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-8 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

Specific Terms of the Notes


In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. The Notes are linked to the performance of a basket (the "Basket"), which is comprised of seven equity indices (each a "Basket Index") weighted as follows:
         BASKET INDICES                                                 WEIGHTS
         ----------------------------------------------------------------------
         S&P 500(R) Index ("S&P 500 Index") ..........................    40%
         Dow Jones EURO STOXX 50(R) Index ("EURO STOXX Index") .......    20%
         Nikkei(R) 225 Index ("Nikkei Index") ........................    20%
         FTSE(TM) 100 Index ("FTSE 100 Index") .......................    10%
         FTSE/Xinhua China 25 Index(TM) ("China 25 Index") ...........     5%
         Swiss Market Index (SMI)(R) ("SMI Index") ...................     5%

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 50,000 Notes at a principal amount of $10.00 per Note (a minimum purchase price of $500,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 50,000 Notes.

PAYMENT AT MATURITY

You will receive a cash payment at maturity per $10 principal amount of the Notes based on the Basket Return. If the Basket Return is positive, the Basket Return will be tripled, subject to a maximum gain on the Notes of between 22% and 24% (to be determined on the trade date). Therefore, the maximum payment at maturity for each $10 principal amount of the Notes will be between $12.20 and $12.40. The Notes are fully exposed to any decline in the level of the Basket and a negative Basket Return will reduce your cash payment at maturity below the principal amount of your Notes. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE BASKET RETURN IS NEGATIVE.

For each $10 principal amount of the Notes, we will pay you in cash an amount equal to $10 plus the Adjusted Basket Return multiplied by $10.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "Basket Return," which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

                                   Basket Ending Level - Basket Starting Level
            Basket Return =   --------------------------------------------------
                                             Basket Starting Level

where the "Basket Starting Level" equals 100 and the "Basket Ending Level" will be calculated as follows:

100 x (1 + (40% of the S&P 500 Index Return + 20% of the EURO STOXX Index Return + 20% of the Nikkei Index Return + 10% of the FTSE 100 Index Return + 5% of the China 25 Index Return + 5% of the SMI Index Return)).

The "S&P 500 Index Return" is calculated based on the closing level of the S&P 500 Index on the trade date relative to the final valuation date and is calculated as follows:

S&P 500 Index Return = S&P 500 Index Ending Level - S&P 500 Index Starting Level
                       ---------------------------------------------------------
                                       S&P 500 Index Starting Level

where the S&P 500 Index Starting Level is __ and the S&P 500 Index Ending Level will be the closing level of the S&P 500 Index on the final valuation date.

The "EURO STOXX Index Return" is calculated based on the closing level of the EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

EURO STOXX Index Return = EURO STOXX Index Ending Level - EURO STOXX Index Starting Level
                          ---------------------------------------------------------------
                                       EURO STOXX Index Starting Level

where the EURO STOXX Index Starting Level is __ and the EURO STOXX Index Ending Level will be the closing level of the EURO STOXX Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

   Nikkei Index Return = Nikkei Index Ending Level - Nikkei Index Starting Level
                         -------------------------------------------------------
                                       Nikkei Index Starting Level

where the Nikkei Index Starting Level is __ and the Nikkei Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

The "FTSE 100 Index Return" is calculated based on the closing level of the FTSE 100 Index on the trade date relative to the final valuation date and is calculated as follows:

FTSE 100 Index Return = FTSE 100 Index Ending Level - FTSE 100 Index Starting Level
                        -----------------------------------------------------------
                                        FTSE 100 Index Starting Level

where the FTSE 100 Index Starting Level is __ and the FTSE 100 Index Ending Level will be the closing level of the FTSE 100 Index on the final valuation date.

The "China 25 Index Return" is calculated based on the closing level of the China 25 Index on the trade date relative to the final valuation date and is calculated as follows:

China 25 Index Return = China 25 Index Ending Level - China 25 Index Starting Level
                        -----------------------------------------------------------
                                         China 25 Index Starting Level

where the China 25 Index Starting Level is __ and the China 25 Index Ending Level will be the closing level of the China 25 Index on the final valuation date.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "SMI Index Return" is calculated based on the closing level of the SMI Index on the trade date relative to the final valuation date and is calculated as follows:

           SMI Index Return = SMI Index Ending Level - SMI Index Starting Level
                              -------------------------------------------------
                                          SMI Index Starting Level

where the SMI Index Starting Level is __ and the SMI Index Ending Level will be the closing level of the SMI Index on the final valuation date.

The "Adjusted Basket Return" will be based on the Basket Return, which may be positive or negative. If the Basket Return is positive, it will be tripled to calculate the Adjusted Basket Return, subject to a maximum gain on the Notes of between 22% and 24%. If the Basket Return is zero or negative, the Adjusted Basket Return will be equal to the Basket Return.

The payment at maturity for each Note will be calculated as follows:

     Payment at maturity = principal amount of the Note + (principal amount of the Note x Adjusted Basket Return)

MATURITY DATE

The maturity date will be on or about March 31, 2008 (a term of 2 years), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be on or about March 25, 2008, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Basket Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket Ending Level be postponed by more than ten business days.

If the determination of the Basket Ending Level is postponed to the last possible day, but a market disruption event for one or more of the Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to one or more of the Basket Indices or any Basket Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to a Basket Index or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

DISCONTINUANCE OF OR ADJUSTMENTS TO THE BASKET INDICES; ALTERATION OF METHOD OF CALCULATION

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves such substitute index as a successor index, then the calculation agent will determine the Basket Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more of the Basket Indices are discontinued and that there is no successor index on any date when the level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the securities included in the Basket Indices or the method of calculating a Basket Index have changed at any time in any respect that causes the Basket Index not to fairly represent the level of the Basket Index had such changes not been made or that otherwise affects the calculation of the Basket Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Basket Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Basket Ending Level, the amount payable at maturity or otherwise relating to the level of the Basket Indices may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Basket Starting Level, the Basket Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more of the Basket Indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on Basket Constituent Stocks or one or more of the Basket Indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>    acquire or dispose of securities of the issuers of Basket Constituent
     Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any Basket Index or the value of the Basket Constituent Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

>    any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Basket Constituent Stocks, listed or over-the-counter options or futures on Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of Global equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-8 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------
Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

AS OF DECEMBER 31, 2005 (UNAUDITED)                           CHF          USD
--------------------------------------------------------------------------------
                                                               (IN MILLIONS)
Debt
  Debt issued(1)                                          270,434      205,663
                                                     ------------   ----------
  Total Debt                                              270,434      205,663
Minority Interest(2)                                        7,619        5,794
Shareholders' Equity                                       44,324       33,708
                                                     ------------   ----------
Total capitalization                                      322,377      245,165
                                                     ============   ==========


------------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON THE REMAINING MATURITIES.

(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76049.

--------------------------------------------------------------------------------

Supplemental Tax Considerations


THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes should be treated as a pre-paid derivative contract with respect to the Basket and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you should recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND
If you are a Swiss resident investor and hold the Notes in your private property, you may treat any gain or loss realized upon the sale, redemption or repayment of the Notes as a tax-free capital gain or a non-deductible loss, respectively; provided, however, that you may have to report any element of adjustment for stock dividends or extraordinary dividends on the Basket included in the payment received from us at maturity as taxable investment income. If you are qualified as a professional dealer of securities for Swiss income tax purposes, you will have to include in taxable income capital gains, and may deduct capital losses realized upon the sale, redemption or repayment of the Notes. If you are a Swiss resident investor holding the Notes in your business property or a foreign resident investor who holds the Notes through a permanent establishment within Switzerland, you must include income received and gains or losses realized in respect of the Notes in your taxable net income.

--------------------------------------------------------------------------------

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to __% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ..............      S-1
Risk Factors ...............................      S-8
The Indices ................................     S-15
Valuation of the Notes .....................     S-38
Specific Terms of the Notes ................     S-39
Use of Proceeds and Hedging ................     S-45
Capitalization of UBS ......................     S-46
Supplemental Tax Considerations ............     S-47
ERISA Considerations .......................     S-49
Supplemental Plan of Distribution ..........     S-50

PROSPECTUS

Introduction ...............................        3
Cautionary Note Regarding Forward-
  Looking Statements .......................        5
Incorporation of Information About
  UBS AG ...................................        7
Where You Can Find More Information ........        7
Presentation of Financial Information ......        8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others ....................        9
Capitalization of UBS ......................        9
UBS ........................................       10
Use of Proceeds ............................       12
Description of Debt Securities We May
  Offer ....................................       13
Description of Warrants We May Offer .......       35
Legal Ownership and Book-Entry
  Issuance .................................       52
Considerations Relating to Indexed
  Securities ...............................       57
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency ............       60
U.S. Tax Considerations 63 Tax
  Considerations Under the Laws of
  Switzerland ..............................       74
ERISA Considerations .......................       76
Plan of Distribution .......................       77
Validity of the Securities .................       80
Experts ....................................       80

Enhanced
Appreciation
Securities


UBS AG $__ NOTES
LINKED TO A GLOBAL INDEX BASKET
DUE ON OR ABOUT MARCH 31, 2008






PROSPECTUS SUPPLEMENT


MARCH __, 2006
(TO PROSPECTUS DATED FEBRUARY 27, 2003)


















UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.